UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 13, 2016 (April 13, 2016)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                       Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fusion Telecommunications International, Inc. (the “Company”) announced on April 13, 2016 that Michael R. Bauer, age 43, has been appointed as Chief Financial Officer, effective as of April 13, 2016.
Mr. Bauer most recently served as Chief Financial Officer at GTT Communications, Inc. (“GTT”) from June 2012 to June 2015. Prior to serving as GTT’s Chief Financial Officer, he served as its acting Chief Financial Officer, Principal Accounting Officer and Treasurer from December 2011 to June 2012 and as its VP, Finance and Controller from June 2009 to December 2011. Mr. Bauer has over 20 years of broad finance and accounting experience. Prior to joining GTT, Mr. Bauer led the financial planning and analysis and investor relations efforts at MeriStar Hospitality Corporation. Mr. Bauer’s previous telecommunications experience includes Sprint and OneMain.com, an internet service provider. Mr. Bauer began his career with Arthur Andersen in audit and business advisory services. Mr. Bauer is a Certified Public Accountant and holds his Bachelor of Science degree in Accounting from the Pennsylvania State University.

In connection with his appointment, Mr. Bauer will receive an annual base salary of $250,000, will be eligible for an annual bonus equal to up to twenty five percent (25%) of his base salary, and will be granted 55,000 shares of restricted common stock of the Company, which shares will vest on a pro rata basis on the first, second and third anniversary of his start date and which shares will vest early in the event of a change in control of the Company. In the event that the Company terminates Mr. Bauer’s employment (i) within six (6) months following a change in control, except for “Cause”, or (ii) his employment is terminated “Without Cause”, or (iii) he resigns for “Good Reason”, then the Company will pay severance to him in the form of salary and health benefit continuation for a period of six (6) months. Mr. Bauer is also entitled to certain indemnification rights and is entitled to participant in all Company-wide benefit plans.

There are no arrangements or understandings between Mr. Bauer and any other persons pursuant to which Mr. Bauer was elected as the Company’s Chief Financial Officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Bauer and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Bauer and the Company that would be required to be reported.

Mr. Bauer will succeed Mr. Gordon Hutchins, Jr., who has served as acting Chief Financial Officer. Mr. Hutchins will continue in his role as President and Chief Operating Officer of the Company.

Item 7.01                       Regulation FD Disclosure

On April 13, 2016, the Company issued a press release announcing the appointment of Mr. Bauer as its Chief Financial Officer effective April 13, 2016.

Item 9.01                       Financial Statements and Exhibits

(d) Exhibits

   99.1 Press Release dated April 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

April 13, 2016	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
President and Chief Operating Officer

EXHIBIT INDEX
Exhibit No.                    Description
99.1                                    Press Release dated April 13, 2016